Exhibit 10.22

EXECUTION VERSION

FIRST AMENDMENT TO LOAN
AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is dated as of October 15, 2019, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a "Lender"), ENCINA BUSINESS CREDIT, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), and HYDROFARM, LLC, a California limited liability company, SUNBLASTER LLC, a Delaware limited liability company, SUNBLASTER HOLDINGS ULC, a British Columbia unlimited liability company, and EDDI'S WHOLESALE GARDEN SUPPLIES LTD., a British Columbia company and HYDROFARM CANADA, LLC, a Delaware limited liability company (each a "Borrower" and collectively the "Borrowers"), and HYDROFARM HOLDINGS LLC, a Delaware limited liability company ("Holdings"), and EHH HOLDINGS, LLC a Delaware limited liability company ("EHH") (Holdings and EHH each a "Loan Party Obligor" and collectively the "Loan Party Obligors").

WITNESSETH:

WHEREAS, Borrowers, Loan Party Obligors, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of July 11, 2019 ( the "Loan Agreement");

WHEREAS, Borrowers and Loan Party Obligors have requested that Agent and the Lenders agree to amend the definition of Term Loan Side Letter Agreement to reflect that such agreement has been amended since the Closing Date of the Loan Agreement, in accordance with the terms and conditions hereof; and

WHEREAS, Agent and the Lenders agree to amend the Loan Agreement, in each case, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

SECTION 2. Amendments.

(a)       Upon the First Amendment Effective Date (as defined below), the following definition set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced, respectively, as follows:

"Term Loan Side Letter Agreement" means the letter agreement, together with the amendment thereto attached as Exhibit A to that certain First Amendment to Loan and Security Agreement, dated as of October 15, 2019, among Agent and the Loan Party Obligors."

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EXECUTION VERSION

(b)       Upon the First Amendment Effective Date, the following definition of "First Amendment Effective Date" is hereby added to Section 1.1 of the Loan Agreement in a manner that maintains alphabetical order:

'First Amendment Effective Date' means October 15, 2019."

SECTION 3. Representations, Warranties and Covenants of Each of Borrower and each Loan Party Obligor. Each Borrower and Loan Party Obligors represents and warrants to the Lenders and Agent and agrees that:

(a)             the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date, and (ii) for such changes that are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lenders;

(b)            on the First Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

(c)             the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by each of Borrower and each Loan Party Obligor, and this Amendment is a legal, valid and binding obligation of each of Borrower and each Loan Party Obligor, enforceable against such Person in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(d)            the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower or any Loan Party Obligor of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Person is a party or is subject.

SECTION 4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective (the "First Amendment Effective Date") upon satisfaction of each of the following conditions:

(a)             Each of Borrower, the Loan Party Obligors, the Lenders and Agent shall have executed and delivered to the Agent this Amendment and such other documents as the Agent may reasonably request;

(b)            All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Agent.

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EXECUTION VERSION

SECTION 6. Costs and Expenses. Borrower hereby affirms its obligation under the Loan Agreement to reimburse the Agent for all fees and expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the internal and external attorneys' fees and expenses of attorneys for the Agent with respect thereto.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

SECTION 8. Effect of Amendment; Reaffirmation of Loan Documents. (a) Nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein. The Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Borrower and the Loan Party Obligors hereby further ratify and reaffirm the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document to the Agent on behalf and for the benefit of the Lenders, as collateral security for the Obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such Obligations, continues to be and remain collateral for such obligations from and after the date hereof. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)               Execution of this Amendment by the Lenders and Agent (i) shall not constitute a waiver of any Default or Event of Default that may currently exist or hereafter arise under the Loan Agreement, (ii) shall not impair, modify, restrict or limit any right, power, privilege or remedy of the Lenders or Agent with respect to any Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (iii) shall not constitute any custom, course of dealing or other basis for altering any obligation of Borrower or any Loan Party Obligor or any right, power, privilege or remedy of the Lenders and Agent under the Loan Agreement or any of the other Loan Documents.

(c)               The amendments, consents, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non- compliance with the Loan Agreement or any other Loan Document, nor operate as a waiver of any Default or Event of Default.

(d)               This Amendment is a Loan Document.

(d)               To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement and the Loan Documents as modified or amended hereby.

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EXECUTION VERSION

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 10. Release. EACH OF BORROWER AND THE LOAN PARTY OBLIGORS HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THEIR LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS, AGENT, OR THEIR RESPECTIVE AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, MANAGERS, MEMBERS, EMPLOYEES OR ATTORNEYS. EACH OF BORROWER AND THE LOAN PARTY OBLIGORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS, AGENT, THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, AND THEIR PREDECESSORS, AGENTS, MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH PARENT OR BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDERS, AGENT, OR THEIR RESPECTIVE PREDECESSORS, AGENTS, MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. EACH OF BORROWER AND THE LOAN PARTY OBLIGORS HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDERS, AGENT, THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, AGENTS, MANAGERS, MEMBERS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS' OR AGENT'S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWER OR ANY LOAN PARTY OBLIGOR TO LENDERS AND AGENT, WHICH OBLIGATIONS ARE EVIDENCED BY THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EXECUTION VERSION

SECTION 11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written and is the final expression and agreement of the parties hereto with respect to the subject matter hereof

SECTION 13. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank with signature pages immediately to follow]

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

LENDER:	ENCINA BUSINESS CREDIT SPV, LLC, a
Delaware limited liability company

	By:	/s/ Tracy Salyers
	Name:	Tracy Salyers
	Title:	Authorized Signatory

AGENT:	ENCINA BUSINESS CREDIT, LLC,
a Delaware limited liability company

	By:	/s/ Tracy Salyers
	Name:	Tracy Salyers
	Title:	Authorized Signatory

[Signature Pages Continue]

SIGNATURE PAGE TO

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Borrowers:

HYDROFARM, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Its: President

SUNBLASTER, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Its: President

SUNBLASTER HOLDINGS, LLC

By:	/s/ Jeffrey Peterson
Name: Jeffrey Peterson
Its: Director

EDDI’S WHOLESALE GARDEN SUPPLIES LTD.

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Its: President

HYDROFARM CANADA, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Its: President

SIGNATURE PAGE TO

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

Loan Party Obligors:

EHH HOLDINGS, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Its: Manager

HYDROFARM HOLDINGS, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Its: Manager

EXHIBIT A

EXECUTION VERSION

HYDROFARM HOLDINGS GROUP, INC.
HYDROFARM INVESTMENT CORP.
HYDROFARM HOLDINGS LLC

October 15, 2019

Brightwood Loan Services LLC, as

Administrative Agent

810 Seventh Avenue, 26th Floor

New York, NY 10019

Re:     Amendment to Side Letter Agreement dated March 15, 2019

Ladies and Gentlemen:

Reference is hereby made to that certain Side Letter Agreement, dated as of March 15, 2019 (the "Side Letter"), by and among Hydrofarm Holdings Group, Inc., a Delaware corporation ("HHG") and Hydrofarm Investment Corp., a Delaware corporation ("HIC" and together with HHG and any other Person that becomes a party thereto as provided therein, the "Grantors"), Hydrofarm Holdings LLC, a Delaware limited liability company ("Holdings"), Hydrofarm, LLC, a California limited liability company ("Hydrofarm"), EHH Holdings, LLC ("EMI"), a Delaware limited liability company, SunBlaster, LLC, a Delaware limited liability company ("SunBlaster", and together with Hydrofarm and EHH, collectively, the "Borrowers"), and Brightwood Loan Services LLC, in its capacity as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Side Letter (or as incorporated by reference therein).

Pursuant to Section 5(e) of the Side Letter, any modification, amendment, supplement or waiver of any provision of the Side Letter shall be effective only if it is in writing and signed by the parties the Side Letter. The parties hereto constitute all of the parties to the Side Letter.

HHG, HIC, Holdings, the Borrowers and the Administrative Agent are entering into this letter agreement (this "Amendment') in order to amend and modify certain provisions of the Side Letter.

In order to induce the Administrative Agent and the Lenders to enter into Amendment No. 6 to the Credit Agreement, dated as of the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Amendments. Effective as of the date of this Amendment, Section 2 of the Side Letter is hereby amended to insert a new clause (d) in the appropriate alphabetical location therein to read in its entirety as follows:

(d) New Stock Offering.

(i)	Notwithstanding the foregoing provisions of this Section 2, HHG shall consummate an issuance and sale (the "New Issuance") of convertible preferred Equity Interests or other equity securities as agreed between HHG and Credit Suisse (or, to the extent that Credit Suisse shall cease to be the placement agent in respect of the New Issuance, any subsequently appointed placement agent) (the "New HHG Equity Interests") on or prior to December 31, 2019 (the "New Issuance Outside Date"). The terms of the New HHG Equity Interests shall provide that:

(A)	HHG shall not make any declaration or payment of a distribution or dividend on, or any payment on account of, any of the New HHG Equity Interests (or any other Equity Interest into which such New HHG Equity Interests are convertible) prior to the repayment in full of all of the outstanding Obligations (as defined in the Credit Agreement); and

(B)	HHG shall not purchase, redeem or acquire, or otherwise retire for value, any of the New HHG Equity Interests (or any other Equity Interest into which such New HHG Equity Interests are convertible) unless (x) the aggregate purchase, redemption or acquisition price in respect thereof is funded in full with the net cash proceeds of a concurrent issuance of additional Equity Interests of HHG, or (y) within one business day following such purchase, redemption or acquisition, HHG receives a cash capital contribution from the existing holders of Equity Interests of HHG in an aggregate amount equal to at least the aggregate purchase, redemption or acquisition price in respect of such purchase, redemption or acquisition.

(ii)	Until such time as HHG shall have received at least $30,000,000 in Gross Cash Proceeds from one or more closings of the New Issuance, HHG shall cause Credit Suisse (or, to the extent that Credit Suisse shall cease to be the placement agent in respect of the New Issuance, any subsequently appointed placement agent) to hold and participate in weekly conference calls or in-person meetings with the Administrative Agent and the Lenders during which (x) Credit Suisse (or such subsequently appointed placement agent) shall provide the Administrative Agent and the Lenders with a reasonably detailed update of the marketing process with respect to the New Issuance, and (y) the Administrative Agent and the Lenders shall be permitted to ask questions of, and to obtain any requested information from, Credit Suisse (or such subsequently appointed placement agent) with respect to the marketing process with respect to the New Issuance.

(iii)	The parties hereto agree that any New Issuance consummated on or prior to the New Issuance Outside Date shall not constitute an HHG Equity Issuance under Section 2(b) of this Side Letter and rather shall be governed by the provisions of this Section 2(d).

(iv)	In the event that HHG consummates any New Issuance in accordance with this Section 4(d), then, on the date that HHG receives the cash proceeds from such New Issuance:

(A) HHG shall make a direct and indirect common cash contribution to Holdings in an amount (the "Contribution Amount') equal to the sum of:

(x)	with respect to any Net Cash Proceeds received by HHG from one or more closings of the New Issuance in an amount up to $35,000,000, the product of (1) 30%, times (2) the aggregate amount of such Net Cash Proceeds; plus

(y)	with respect to the portion of any Net Cash Proceeds received by HHG from one or more closings of the New Issuance between $35,000,000 and $45,000,000 (the amount of such excess, the "First Tier Excess Net Cash Proceeds"), the product of (1) 40%, times (2) the aggregate amount of such First Tier Excess Net Cash Proceeds; plus

(z)	with respect to the portion of any Net Cash Proceeds received by HHG from one or more closings of the New Issuance that exceeds $45,000,000 (the amount of such excess, the "Second Tier Excess Net Cash Proceeds"), the product of (1) 45%, times (2) the aggregate amount of such Second Tier Excess Net Cash Proceeds;

(B)	Holdings shall apply 100% of the proceeds of the common cash contribution of the Contribution Amount referred to in clause (A) above to make a common cash contribution to the Borrower Agent in an amount equal to the Contribution Amount; and

(C)	Borrower Agent shall apply 100% of the proceeds of the common cash contribution of the Contribution Amount referred to in clause (B) above to make a voluntary prepayment of the Term Loans in an amount equal to the Contribution Amount pursuant to Section 2.1(g)(1) of the Credit Agreement.

(v)	For the purposes hereof:

(A)	the term "Gross Cash Proceeds" shall mean the aggregate gross cash proceeds received by HHG from one or more closings of the New Issuance; and

(B)	the term "Net Cash Proceeds" shall mean the aggregate gross cash proceeds (net of any fees or expenses payable in connection with such New Issuance) received by HHG from one or more closings of the New Issuance.

(vi)	In the event that (x) HHG does not receive at least $30,000,000 in Gross Cash Proceeds from one or more closings of the New Issuance on or prior to the New Issuance Outside Date, and (y) HHG does not receive, on or prior to January 15, 2020, a cash capital contribution from the existing holders of Equity Interests of HHG in an aggregate amount that, when added to the Gross Cash Proceeds received by HHG from the New Issuance on or prior to the New Issuance Outside Date, equals at least $30,000,000, then:

(A)	HHG shall, on or prior to January 15, 2020, engage a national recognized investment back acceptable to the Lenders (the "Investment Bank") to explore strategic alternatives for HHG and its subsidiaries, including a refinancing of the outstanding indebtedness of HHG and its subsidiaries (including the Borrowers), the sale of HHG and its subsidiaries (including the Borrowers) to financial or strategic buyers, and other potential liquidity options; and

(B)	HHG shall cause the Investment Bank to present to HHG, the Administrative Agent and the Lenders, on or prior to February 15, 2020, its findings and recommendations with respect to potential strategic alternative for HHG and its subsidiaries (which potential strategic alternatives must include proposals related to a refinancing of all outstanding indebtedness of HHG and its subsidiaries (including the Borrowers) in which the Term Loans are repaid in full in cash).

(vii)	HHG represents that it has delivered to the Administrative Agent true and correct copies of (i) that certain Convertible Unsecured Subordinated Promissory Note, dated as of September 30, 2019, issued by HHG to Aegis Special Situations Fund LLC —Series Agritech I in a principal amount of $2,789,327.50 (the "First Aegis Note") and (ii) that certain Convertible Unsecured Subordinated Promissory Note, dated as of September 30, 2019, issued by HHG to Aegis Special Situations QP Fund LLC —Series Agritech I in a principal amount of $3,083,187.50 (the "Second Aegis Note", and together with the First Aegis Note, collectively, the "Aegis Notes"), which Aegis Notes may convert into New HHG Equity Interests in accordance with the terms thereof. The parties hereto agree that:

(A)	the issuance by HHG of the Aegis Notes shall not constitute a HHG Equity Issuance for purposes of Section 2(b) of this Agreement and, accordingly, the 10% Payment Amount in respect thereof shall not be required to be applied to make a voluntary prepayment of the Term Loans under Section 2(b); and

(B)	in the event that the Aegis Notes shall, on any date, convert into New HHG Equity Interests, (x) the issuance of New HHG Equity Issuances upon such conversion shall, for the purposes of this Section 2(d), be deemed to constitute a portion of the New Issuance and (y) the aggregate principal amount of the Aegis Notes that shall be converted into New HHG Equity Interests shall, for the purposes of this Section 2(d), be deemed to be Gross Cash Proceeds received by HHG from the New Issuance on the date of such conversion.

2. Miscellaneous.

(a)    Effect of Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Side Letter are intended or implied, and in all other respects the Side Letter is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment shall not operate as a waiver of any obligation of HHG, HIC, Holdings, or any Borrower under, or any right, power, or remedy of the Administrative Agent or the Lenders under, the Side Letter. The Side Letter and this Amendment shall be read and construed as one agreement.

(b)    Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

(c)    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile or electronic signatures hereto shall be deemed to have the same force and effect as original signatures.

(d)    Benefits of Agreement. All of the terms and provisions of this Amendment shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws of such state.

(f)     Representations and Warranties. Each of the Grantors, Holdings and the Borrowers hereby represents and warrants to the Administrative Agent as follows, which representations and warranties shall survive the execution and delivery hereof:

(i)       Each such Person is a limited liability company, corporation or other organization, as the case may be, validly organized and existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to enter into and to perform its obligations under this Amendment;

(ii)               this Amendment has been duly authorized, executed and delivered by all necessary action on the part of each such Person and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof and the agreements and obligations of each such Person contained herein constitute legal, valid and binding obligations of each such Person enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles; and

(iii)             neither the execution, delivery and performance of this Amendment, nor the consummation of any of the transactions contemplated hereby, (x) are in contravention of any applicable law or any indenture, agreement or undertaking to which any such Person is a party or by which any such Person or its property is bound, or (y) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of any such Person.

[Signature Page Follows]

Please indicate your agreement with the terms and conditions of this Side Letter by signature of your authorized officer in the space indicated below.

Very truly yours,

HYDROFARM HOLDINGS GROUP, LLC

By:
Name:	Jeffrey Peterson
Title: Chief Financial Officer

HYDROFARM INVESTMENT CORP.

By:	/s/ Michael Serruya
Name:	Michael Serruya
Title: President

HYDROFARM HOLDINGS LLC

By:
Name:	Peter Wardenburg
Title: Manager

HYDROFARM, LLC

By:
Name:	Peter Wardenburg
Title: Manager

EHH HOLDINGS, LLC

By:
Name:	Peter Wardenburg
Title: Manager

SUNBLASTER, LLC

By:
Name:	Peter Wardenburg
Title: President

Acknowledged and accepted:

BRIGHTWOOD LOAN SERVICES LLC,

as Administrative Agent

By:	/s/ Sengal Selassie
Name:	Sengal Selassie
Title:	Authorized Person

By:	/s/ Philip Deniele
Name:	Philip Deniele
Title:	Chief Risk Officer

EXECUTION VERSION

HYDROFARM HOLDINGS GROUP, INC.
HYDROFARM INVESTMENT CORP.
HYDROFARM HOLDINGS LLC

March 15, 2019

Brightwood Loan Services LLC, as

Administrative Agent

810 Seventh Avenue, 26th Floor

New York, NY 10019

Re: Side Letter Agreement in Connection with Amendment No. 4 to Credit Agreement

Ladies and Gentlemen:

This Side Letter Agreement, dated as of March 15, 2019 (this "Agreement'), is made by Hydrofarm Holdings Group, Inc., a Delaware corporation ("HHG") and Hydrofarm Investment Corp., a Delaware corporation ("HIC" and together with HHG and any other Person that becomes a party hereto as provided herein, the "Grantors"), Hydrofarm Holdings LLC, a Delaware limited liability company ("Holdings"), Hydrofarm, LLC, a California limited liability company ("Hydrofarm"), EHH Holdings, LLC ("EHH"), a Delaware limited liability company, and SunBlaster, LLC, a Delaware limited liability company ("SunBlaster", and together with Hydrofarm and EHH, collectively, the "Borrowers"), in favor of Administrative Agent and the Lenders (as defined below).

WHEREAS, Holdings, the Borrowers, the lenders party to the Credit Agreement referred to below (collectively, the "Lenders" and each individually a "Lender"), and Brightwood Loan Services LLC, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent') are each a party to that certain Credit Agreement dated as of May 12, 2017 (as amended, modified or supplemented, the "Credit Agreement') pursuant to which the Lenders have made and provided loans and other financial accommodations to the Borrowers from time to time.

WHEREAS, Holdings and the Borrowers have requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth in that certain Amendment No. 4 to Credit Agreement of even date herewith ("Amendment No. 4").

WHEREAS, Holdings and the Borrowers are wholly owned subsidiaries of the Grantors and Amendment No. 4 will enable Holdings and the Borrowers to continue to operate their business, and the Grantors will derive substantial benefit from the continued operation of that business.

WHEREAS, it is a condition precedent to Amendment No. 4 that the Grantors, Holdings and the Borrowers shall have executed and delivered this Agreement in favor of the Administrative Agent for the ratable benefit of all Lenders.

NOW THEREFORE, in consideration of the premises set forth above and to induce the Administrative Agent and the Lenders to enter into Amendment No. 4, each Grantor, Holdings and each Borrower hereby agrees with Agent, for the ratable benefit of the Lenders, as follows:

1.	Option. Grantors hereby grant to the Administrative Agent, for the benefit of the Lenders, the option ("Option") to require that HIC and any other Acquiring Entity enter into a GSA (as defined below) on the terms described herein with respect to any Future Acquisition. The Grantors shall not consummate, and shall not permit any of their respective Subsidiaries (including any Acquiring Entity) to consummate, a Future Acquisition unless, no later than ten (10) Business Days prior to the date that a Future Acquisition is to be consummated, the Grantors provide a written notice (a "Future Acquisition Notice") to the Administrative Agent that a Future Acquisition is occurring, which Future Acquisition Notice will be accompanied by a summary of such Future Acquisition. The Grantors will provide any additional information regarding the Future Acquisition as reasonably requested by the Administrative Agent. If the Administrative Agent elects to exercise the Option by delivering written notice of such exercise to the Grantors or the Borrower Agent at any time, the Grantors will cause the Acquiring Entity and, in the case of the first Future Acquisition occurring after the date hereof, HIC (to the extent HIC is not the Acquiring Entity) to promptly enter into a guaranty and security agreement (the "GSA") pursuant to which the Acquiring Entity and, in the case of the first Future Acquisition occurring after the date hereof, HIC (to the extent HIC is not the Acquiring Entity) guarantees the Obligations of Holdings and the Borrowers under the Credit Agreement and the other Loan Documents and grants a pledge of all of the Equity Interests of the Acquired Entity and, in the event that Acquiring Entity is not HIC, the Equity Interests of the Acquiring Entity to secure such guaranty on the terms described below:

(a)	The Acquiring Entity and, in the case of the first Future Acquisition occurring after the date hereof, HIC (to the extent HIC is not the Acquiring Entity) shall guaranty the payment and performance of the Obligations under the Credit Agreement and the other Loan Documents;

(b)	Except as otherwise described in this Section 1, the GSA shall contain terms and conditions substantially consistent with the terms and conditions of the Guaranty in the form attached as Exhibit B to the Credit Agreement;

(c)	The Acquiring Entity and HIC, as applicable, shall make representations and warranties limited to existence and good standing, due authorization, no conflict with organizational documents, applicable law and material contracts, enforceability, governmental authorizations, grant and perfection of security interests, ownership of pledged Equity Interests, sanctions and prohibited persons (including representations related to the Trading with the Enemy Act, the Patriot Act, foreign assets control regulations and other federal or state laws relating to "know your customer" and anti-money laundering rules and regulations substantially similar to the representations set forth in Sections 4.27 and 4.28 of the Credit Agreement), but will not include representations with respect to the Acquired Entity (other than with respect to the pledged Equity Interests and customary representations related to the Trading with the Enemy Act, the Patriot Act, foreign assets control regulations and other federal or state laws relating to "know your customer" and anti-money laundering rules and regulations substantially similar to the representations set forth in Sections 4.27 and 4.28 of the Credit Agreement);

(d)	Covenants will be limited to certain notice provisions and further assurances with respect to the collateral granted in the GSA and the following with respect to the Acquired Entity: (i) neither the Acquired Entity nor any of its Subsidiaries will be permitted to incur any Indebtedness or Liens to the extent that the Loan To Value Ratio as of the date of the incurrence of such Indebtedness or Liens (after giving effect to such incurrence) exceeds 50%; provided, that, neither the Acquired Entity nor any of its Subsidiaries will be permitted to incur any Indebtedness or Liens at any time after the 180th day following the closing date of the applicable Future Acquisition in respect of such Acquired Entity unless, in addition to satisfying the 50% Loan To Value Ratio required set forth above, HIC or the Acquiring Entity, as applicable, shall, prior to the incurrence of such Indebtedness or Liens, have obtained and delivered to the Administrative Agent a Subsequent Valuation Report with respect to such Acquired Entity dated no earlier than one year prior to the date of such incurrence, (ii) with respect to any Future Acquisition, (x) on or prior to the 180th day following the consummation of such Future Acquisition, the Grantors shall obtain and deliver to the Administrative Agent a Subsequent Valuation Report with respect to the applicable Acquired Entity, and (y) following the delivery of the initial Subsequent Valuation Report with respect to the applicable Acquired Entity pursuant to clause (x) above, on or prior to the first anniversary of the most recently delivered Subsequent Valuation Report with respect to the applicable Acquired Entity, the Grantors shall obtain and deliver to the Administrative Agent a new updated Subsequent Valuation Report with respect to the applicable Acquired Entity, (iii) none of the Acquiring Entity, the Acquired Entity, HIC or their respective Subsidiaries will be permitted to sell all or substantially all of the Equity Interests or assets of the of the Acquired Entity without the consent of Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed, and (iv) the Acquiring Entity will provide customary quarterly and annual financial information with respect to the Acquiring Entity and its Subsidiaries to Administrative Agent, and such other information as reasonably requested by the Administrative Agent;

(d)	No Acquiring Entity shall be permitted to incur any Indebtedness or Liens other than its guaranty of the Obligations under the Credit Agreement, and the grant of Liens in respect of such Obligations, contemplated by this Section 1;

(e)	Defaults to be limited to the breach of the GSA, non-payment, insolvency of Grantors or any Acquiring Entity and change of control (to be defined in a customary manner, with references to the ownership of HHG to be consistent with the definition of Change of Control in Amendment No. 4); and

(f)	Further assurances providing that upon the request of the Administrative Agent, the Acquiring Entity and, in the event that Acquiring Entity is not HIC, HIC will execute a standard pledge agreement (containing terms generally consistent with the applicable provisions of the Security Agreement) to evidence the pledge of the Equity Interests of the Acquired Entity and, in the event that Acquiring Entity is not HIC, the Equity Interests of the Acquiring Entity and will deliver such documentation as is necessary to evidence such pledge; provided, that if the Acquired Entity is a controlled foreign corporation, in the event that the pledge of 100% of the Equity Interests of such Acquired Entity would result in material adverse tax consequences to the Grantors, the parties will determine in good faith whether the pledge should be limited to a pledge of 65% of the equity interests.

For the avoidance of doubt, the Grantors shall not consummate, and shall not permit any of their respective Subsidiaries (including any Acquiring Entity) to consummate, a Future Acquisition unless (i) the Grantors shall have timely delivered a Future Acquisition Notice to the Administrative Agent in accordance with the first paragraph of this Section 1, (ii) in the event that the Administrative Agent shall have duly exercised the Option in respect of such Future Acquisition within ten (10) Business Days following its receipt of the applicable Future Acquisition Notice, the Acquiring Entity and, as applicable, HIC shall have executed and delivered a GSA and any other required documentation in accordance with this Section 1 prior to, or contemporaneously with, the consummation of such Future Acquisition, and (iii) the Grantors shall have delivered to the Administrative Agent, prior to the consummation of such Future Acquisition, copies of the valuation materials utilized by the Grantors in connection with its valuation of the Acquired Entity in connection with such Future Acquisition. In addition, (x) HHG shall not be permitted to directly consummate any Future Acquisition or otherwise directly make or acquire any Investment in any Person (other than HIC or a newly created Acquiring Entity), and (y) for the avoidance of doubt, in order for HHG to directly or indirectly consummate a Future Acquisition, such Future Acquisition must be made indirectly by HHG through HIC or an Acquiring Entity. In addition, the Grantors shall not directly or indirectly make or acquire any Investment in any Person in any transaction that does not constitute a Future Acquisition hereunder.

2.	HHG and HIC Agreements. Each of HHG and HIC hereby agrees as follows:

(a) Event Distribution. HHG and HIC shall not be permitted to make any dividend, distribution, payment or other Restricted Payment to the direct or indirect holders of any of the Equity Interests or Equity Interest Equivalents of HHG or any of their respective Affiliates (each, an "Event Distribution") from the proceeds of (i) any dividends, distributions or other Restricted Payments received by HHG or HIC, directly or indirectly, from any Acquired Entity or any of its Subsidiaries, (ii) any sale, transfer or other disposition of any of its direct or indirect Equity Interests or Equity Interest Equivalents in any Acquired Entity or any of its Subsidiaries or (iii) any other similar liquidity event with respect to (including any change of control of) any Acquired Entity or any of its Subsidiaries (any amounts or proceeds received by HHG or HIC from any of the events, transactions or matters described in clauses (i), (ii) or (iii) are herein referred to as "Event Proceeds") if at the time of receipt of such Event Proceeds or the time of the making of such Event Distribution, the Total Net Leverage Ratio (as defined in the Credit Agreement) is greater than 4.0:1.0; provided, however, that in such circumstance, HHG or HIC shall be permitted to make an Event Distribution if simultaneously with such Event Distribution, and as a condition precedent to the making of such Event Distribution, (x) HHG or HIC, as applicable, makes a direct and indirect common cash contribution to Holdings in an amount equal to the Event Distribution, (y) Holdings applies the proceeds of the contribution referred to in clause (x) to make a common cash contribution to the Borrower Agent in an amount equal to the Event Distribution, and (z) the Borrower Agent applies the proceeds of the contribution referred to in clause (y) to make a voluntary prepayment of the Term Loans in an amount equal to the Event Distribution pursuant to Section 2.1(g)(1) of the Credit Agreement.

(b) HHG Equity Issuance. In the event that HHG receives the proceeds of any direct or indirect sale or issuance of any Equity Interests or Equity Interests Equivalents of HHG or of any contribution to the capital of HHG (a "HHG Equity Issuance"), (x) HHG shall use its reasonable best efforts to utilize at least 10% of the net proceeds of such HHG Equity Issuance (the "10% Payment Amount') to make a direct and indirect common cash contribution to Holdings in an amount equal to at least the 10% Payment Amount (and HHG shall use its reasonable best efforts to (i) cause the applicable underwriters (if any) in respect of such HHG Equity Issuance to agree to permit the contribution of the 10% Payment Amount and the use of the proceeds thereof contemplated below (which agreement shall not be unreasonably withheld by such underwriters), (ii) cause the applicable underwriters (if any) in respect of such HHG Equity Issuance to include the payment of the 10% Payment Amount as a use of proceeds from such HHG Equity Issuance in any prospectus or other marketing materials in respect of such HHG Equity Issuance and to solicit potential investors on such basis, and (iii) cause the investors in such HHG Equity Issuance to permit the contribution of the 10% Payment Amount and the use of the proceeds thereof contemplated below (it being acknowledged that such underwriters and future investors may not agree to this use of proceeds and if, after the use of reasonable best efforts by HHG to obtain the agreement of such underwriters and investors, such underwriters and investors refuse to permit the contribution of the 10% Payment Amount and the use of the proceeds thereof contemplated below, the failure to pay the 10% Payment Amount shall not prohibit any HHG Equity Issuance; provided, that, in the event that such underwriters refuse to permit the contribution of the 10% Payment or to market the HHG Equity Issuance on such basis, HHG shall be deemed to have not complied with the provisions of this Section 2(b) unless HHG shall have solicited in good faith at least three nationally recognized underwriters that shall have been approved by the Administrative Agent via email on or prior to the date hereof in an attempt to engage an underwriter that shall agree to market the HHG Equity Issuance on such basis)), (y) if the 10% Payment Amount is made, Holdings shall apply the proceeds of the contribution referred to in clause (x) to make a common cash contribution to the Borrower Agent in an amount equal to at least the 10% Payment Amount, and (z) if the 10% Payment amount is made, the Borrower Agent shall apply the proceeds of the contribution referred to in clause (y) to make a voluntary prepayment of the Term Loans in an amount equal to at least the 10% Payment Amount pursuant to Section 2.1(g)(1) of the Credit Agreement. In connection with HHG's engagement of a potential underwriter with respect to a HHG Equity Issuance, HHG shall promptly deliver to the Lenders any relevant proposals, presentations or pitch materials provided to HHG by potential underwriters in connection with such engagement process.

(c) IPO. In the event that HHG, HIC, any of their respective Subsidiaries or any of their respective parent entities shall consummate, or shall otherwise receive the proceeds from, any IPO, HHG and HIC shall use their reasonable best efforts, and shall cause the Borrowers to use their reasonable best efforts, to refinance and repay all of the outstanding Obligations of Holdings and the Borrowers under the Credit Agreement and the other Loan Documents within 135 days following the consummation of such IPO; provided, that, HHG and HIC shall be deemed to have not complied with the provisions of this Section 2(b) unless HHG shall have solicited in good faith at least three nationally recognized investment banks or similar lead arrangers approved by the Lenders in an attempt to engage a lead arranger to market and arrange such refinancing. In connection with HHG's engagement of an investment bank or similar lead arranger with respect to a refinancing contemplated by this clause (c), HHG and HIC shall promptly deliver to the Lenders any relevant proposals, presentations or pitch materials provided to HHG and/or HIC by potential lead arrangers in connection with such engagement process.

3.	Limitations. For the avoidance of doubt, this Agreement does not contemplate or serve to (a) restrict HHG, HIC or the Acquired Entity from making any Future Acquisitions as they deem necessary or desirable in their sole discretion subject to the Option and the other provisions of Section 1, or (b) except to the extent contemplated by Section 1 with respect to HIC and the Acquiring Entity, obligate HHG, HIC, the Acquiring Entity or the Acquired Entity to become, whether now or hereafter, a Loan Party under the Credit Agreement.

4.	Breach or Rescission under the GSA. The Grantors, Holdings and the Borrowers acknowledge that (i) any breach or violation of this Agreement shall be an Event of Default under the Credit Agreement, and (ii) if any GSA or other agreement is executed in accordance with the terms of Section 1, the breach or rescission of the same shall be an Event of Default under the Credit Agreement.

5.	Miscellaneous.

(a)	Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(a)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile or electronic signatures hereto shall be deemed to have the same force and effect as original signatures.

(b)    Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)    Capitalized Terms and Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. In addition, the following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings:

(i) "Acquired Entity" means any Person the Equity Interests or assets of which are acquired by an Acquiring Entity in a Future Acquisition.

(ii) "Acquiring Entity" means, with respect to any Future Acquisition, either (a) HIC in the event that HIC is directly effecting such Future Acquisition, or (b) any Subsidiary of a Grantor formed for the purposes of effecting such Future Acquisition.

(iii) "Future Acquisition" means (whether by purchase, exchange, issuance of Equity Interests or Equity Interests Equivalents, merger, reorganization, joint venture or otherwise) a transaction or series of transactions resulting, directly or indirectly, in (a) the acquisition by any Grantor or any entity formed by any Grantor of all or a substantial portion of a business, unit, division or substantially all assets of a Person, (b) the record or beneficial ownership by any Grantor or any entity formed by any Grantor of 50% or more of the Equity Interests of a Person, or otherwise causing any Person to become a Subsidiary of any Grantor or any entity formed by any Grantor, (c) the merger, amalgamation, consolidation or combination of any Grantor or any entity formed by any Grantor with another Person, or (d) any other business combination or business acquisition by any Grantor or any entity formed by any Grantor of or with any Person to effect any transaction similar to the transactions referred to in clauses (a), (b) or (c) above.

(iv) "IPO" means (a) any initial public offering of any Equity Interests of any of HHG, HIC, any of their respective Subsidiaries or any of their respective parent entities or (b) any other event that results in the listing, quoting or trading of any Equity Interests of any of HHG, HIC, any of their respective Subsidiaries or any of their respective parent entities on any national securities exchange or trading system (including, without limitation, the Toronto Stock Exchange or TSX Venture Exchange).

(v) "Loan to Value Ratio" means, with respect to any Acquired Entity as of any date of determination, the ratio (expressed as a percentage) of (a) the Total Debt Amount with respect to such Acquired Entity as of such date, to (b) the Total Value with respect to such Acquired Entity as of such date.

(vi) "Subsequent Valuation" means, with respect to any Subsequent Valuation Report in respect of any Acquired Entity, the fair market value of the Equity Interests of the applicable Acquired Entity held by the Acquiring Entity as of the date of such Subsequent Valuation Report as set in such Subsequent Valuation Report.

(vii) "Subsequent Valuation Report' means, with respect to any Acquired Entity as of any date of determination, the most recent appraisal from a nationally recognized independent valuation firm reasonably acceptable to the Administrative Agent setting forth the fair market value of the Equity Interests of the applicable Acquired Entity held by the Acquiring Entity that shall have been delivered by the Grantors to the Administrative Agent pursuant to Section 1.

(viii) "Total Debt Amount" means, with respect to any Acquired Entity as of any date of determination, the aggregate outstanding principal amount of all Indebtedness of such Acquired Entity and its Subsidiaries as of such date after giving effect to any Indebtedness incurred by such Acquired Entity or any of its Subsidiaries on such date (assuming, for such purposes, that the entire amount of all available revolving Indebtedness or other committed =drawn Indebtedness of such Acquired Entity and its Subsidiaries were drawn and outstanding on such date in full).

(ix) "Total Equity Value" means, with respect to any Acquired Entity, as of any date of determination, (x) with respect to any date on or prior to the 180th day following the closing date of the applicable Future Acquisition in respect of such Acquired Entity, an amount equal to (a) the total consideration paid by the Acquiring Entity to the sellers in the applicable Future Acquisition in respect of such Acquired Entity on the closing date of such Future Acquisition, minus (b) the total amount of Indebtedness incurred or assumed by such Acquired Entity or any of its Subsidiaries in connection with such Future Acquisition, and (y) with respect to any date after the 180th day following the closing date of the applicable Future Acquisition in respect of such Acquired Entity but on or prior to the first anniversary of the date of such Subsequent Valuation Report, the Subsequent Valuation with respect to the Acquired Entity set forth in the most recent Subsequent Valuation Report delivered to the Administrative Agent with respect to such Acquired Entity.

(x) "Total Value" means, with respect to any Acquired Entity as of any date of determination, the sum of (x) the Total Debt Amount with respect to such Acquired Entity as of such date, plus (y) the Total Equity Value with respect to such Acquired Entity as of such date, minus (z) the total cash and cash equivalents on hand of such Acquired Entity and its Subsidiaries on such date.

(d)   Entire Understanding. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto are expressly superseded hereby.

(e)    Amendments and Waivers. No modification, amendment, supplement or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure from the terms hereof, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, supplement, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(f)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws of such state.

(g)    Representations and Warranties. Each of the Grantors, Holdings and the Borrowers hereby represents and warrants to the Administrative Agent as follows, which representations and warranties shall survive the execution and delivery hereof:

(i)      Each such Person is a limited liability company, corporation or other organization, as the case may be, validly organized and existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to enter into and to perform its obligations under this Agreement;

(i)                  this Agreement has been duly authorized, executed and delivered by all necessary action on the part of each such Person and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof and the agreements and obligations of each such Person contained herein constitute legal, valid and binding obligations of each such Person enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles; and

(ii)                neither the execution, delivery and performance of this Agreement, nor the consummation of any of the transactions contemplated hereby, (x) are in contravention of any applicable law or any indenture, agreement or undertaking to which any such Person is a party or by which any such Person or its property is bound, or (y) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of any such Person.

(h)    Specific Performance. Each of the Grantors, Holdings and the Borrowers agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Administrative Agent shall be entitled to seek an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and otherwise to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the Administrative Agent or the Lenders are entitled at law or in equity or pursuant to the Credit Agreement or other Loan Documents. Each of the Grantors, Holdings and the Borrowers agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. In the event that the Administrative Agent seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, the Administrative Agent shall not be required to provide any bond or other security in connection with any such order or injunction.

[Signature Page Follows]

Please indicate your agreement with the terms and conditions of this Side Letter by signature of your authorized officer in the space indicated below.

Very truly yours,

HYDROFARM HOLDINGS GROUP, INC.

By:	/s/ Jeffrey Peterson
Name: Jeffrey Peterson
Title: Chief Financial Officer

HYDROFARM INVESTMENT CORP.

By:	/s/ Michael Serruya
Name: Michael Serruya
Title: President

HYDROFARM HOLDINGS LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

HYDROFARM, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

EHH HOLDINGS, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

SUNBLASTER, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

Brightwood Side Letter Agreement

Acknowledged and accepted:

BRIGHTWOOD LOAN SERVICES LLC,
as Administrative Agent

By:	/s/ Phil Daniele

Name: Phil Daniele

Title:  Chief Risk Officer

By:	/s/ Sengal Selassie

Name:  Sengal Selassie

Title:  Managing Member